UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2024

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue, Second Floor, Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Series C Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7     Regulation FD
Item 7.01    Regulation FD Disclosure
On January 16, 2024, Compass Diversified Holdings (“Compass Diversified”) issued a Press Release announcing the execution of a definitive agreement for the acquisition of The Honey Pot Company, LLC (“The Honey Pot Co.”), which such agreement is further described in Item 8.01 to this Current Report on Form 8-K. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The Honey Pot Company Co. is a leading better-for-you feminine care brand that offers an extensive range of holistic wellness products across feminine hygiene, menstrual, consumer health, and sexual wellness categories. The Honey Pot Co.’s mission is to educate, support, and provide consumers around the world with the tools and resources that promote menstrual health and vaginal wellness. The Honey Pot Co. achieved approximately $28 - $29 million of adjusted EBITDA for the trailing twelve-month period ending December 31, 2023.
As announced in the Press Release, Compass Diversified will hold a conference call and webcast at 10:00 a.m., Eastern Time on January 16, 2024 to discuss the transaction. A live webcast of the conference call along with the investor presentation will be available to the public through links on the Investor Relations section of Compass Diversified’s web site (compassdiversified.com). A copy of the investor presentation, which will be discussed during the conference call, is attached to this report as Exhibit 99.2 to this Current Report on Form 8-K.
The information under this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information or exhibits be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 and Exhibit 99.2 attached hereto is not intended to constitute a determination by Compass Diversified that the information is material or that the dissemination of the information is required by Regulation FD.
Section 8     Other Events
Item 8.01    Other Events
    Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent execution of a definitive agreement for the acquisition of one such business.
The Honey Pot Co.
On January 14, 2024, a newly formed indirect subsidiary of the Company, THP Intermediate, Inc. (“Buyer”), entered into a Merger and Stock Purchase Agreement (the “Purchase Agreement”) with The Honey Pot Company Holdings, LLC (“THP”), VMG Honey Pot Blocker, Inc. (“Blocker I”), NVB1, Inc. (“Blocker II”), VMG Tax-Exempt IV, L.P. (“Blocker I Seller”), New Voices Fund, LP (“Blocker II Seller”), THP Merger Sub, LLC (“Merger Sub”), VMG Honey Pot Holdings, LLC, as the Sellers’ Representative, and certain remaining equity holders of THP (the “THP Sellers”, together with Blocker I Seller and Blocker II Seller, each a “Seller” and collectively, the “Sellers”).
Pursuant to the Purchase Agreement, subsequent to certain internal reorganizations, Buyer will acquire all of the issued and outstanding equity of Blocker I and Blocker II and, thereafter, merger sub will merge with and into THP, with THP surviving. Prior to closing, certain equity holders of the THP will contribute a portion of their equity in THP (the “Rollover Equity”) to Buyer’s parent company, THP Topco, Inc. (“Topco”), in exchange for Topco common stock. Following such rollover, Topco will contribute the Rollover Equity to Buyer. Certain other members of The Honey Pot Co. management will contribute cash in exchange for equity in Topco. Upon consummation of the transaction contemplated by the Purchase Agreement, CODI will directly own approximately 85% of Topco, which will in turn own all of issued and outstanding equity interests of Buyer and, indirectly, all issued and outstanding equity interests of THP.
Buyer will acquire The Honey Pot Co. for an enterprise value of $380 million in cash, subject to certain adjustments based on matters such as the working capital, indebtedness, unpaid expenses and cash balances at the time of the closing. The Company expects to fund the purchase price with cash on hand.

Buyer will obtain a buy-side representation and warranty insurance policy and, other than in the case of fraud, such policy will be Buyer’s sole remedy with respect to breaches of representations and warranties made to Buyer.
The Purchase Agreement contains customary representations, warranties and covenants. Each party’s obligation to consummate the Purchase Agreement is subject to certain conditions, including, but not limited to (i) subject to certain exceptions, the accuracy of the representations and warranties of the other parties, (ii) performance in all material respects by the other parties of their covenants and agreements, (iii) the absence of any action or order issued by any governmental authority preventing consummation of the transaction and the absence of any pending action by any governmental authority seeking to restrain or prohibit the transaction and (iv) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Buyer’s obligation to consummate the Purchase Agreement is also subject to (i) there being no material adverse effect occurring prior to closing, (ii) termination of certain THP related-party transactions and joinders to the Purchase Agreement being delivered by the holders of at least 95% of THP’s equity issued and outstanding immediately prior to closing.
Certain employees of The Honey Pot Co. have delivered restrictive covenant agreements to Buyer, and the Company has delivered to THP a limited guaranty in favor of the Sellers with respect to certain of Buyer’s obligations under the Purchase Agreement.
The transaction is expected to close in February 2024, but there can be no assurances that all of the conditions to closing will be satisfied.
The foregoing brief description of the Purchase Agreement is not meant to be exhaustive and is qualified in its entirety by the Purchase Agreement itself, which is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K.
Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release of CODI dated January 16, 2024.

99.2	Investor Presentation, dated January 16, 2024.

99.3
Merger and Stock Purchase Agreement, dated January 14, 2024, by and among The Honey Pot Company Holdings, LLC, VMG Honey Pot Blocker, Inc., NVB1, Inc., VMG Tax-Exempt IV, L.P., New Voices Fund, LP, THP Intermediate, Inc., THP Merger Sub, LLC, the Sellers’ Representative and certain other equity holders of THP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2024	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2024	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer